UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2008

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

1-9278

31-1168055

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)             Carlisle Companies Incorporated (the “Company”) has entered into Amended and Restated Executive Severance Agreements (collectively, the “Restated Severance Agreements”) with its principal executive officer, principal financial officer and named executive officers.  The Restated Severance Agreements will become effective as of December 31, 2008.

The Restated Severance Agreements provide that the executives will not, in the event of the commencement of steps to effect a change of control (defined generally as an acquisition of 20% or more of the outstanding voting stock of the Company or a change in a majority of the Board of Directors of the Company), voluntarily leave the employ of the Company until the potential acquirer of the Company or control of the Company has terminated his or its efforts to effect a change of control or until a change of control has occurred.

In the event of any termination of an executive’s employment (including due to the executive’s resignation) within three (3) years of a change of control (other than due to the executive’s death or disability or after the executive attains age 65), each Restated Severance Agreement provides that the executive will be entitled to receive three years’ compensation, including bonus, retirement benefits equal to the benefits the executive would have received had he or she completed three additional years of employment, continuation of all life, accident, health, savings, and other fringe benefits for three years, and relocation assistance.  The three year benefit period is reduced if the executive terminates within three years of the date the executive would attain age 65.  In addition, the Restated Severance Agreements provide that the executives will become fully vested in all outstanding stock option and restricted stock awards.

The severance agreements previously entered into between the Company and the executives provided that if any payments or benefits under the agreements would be considered nondeductible “parachute payments” under Section 280G of the Internal Revenue Code, the payments or benefits would be reduced to the maximum permissible deductible amount under Code Section 280G.  The Restated Severance Agreements do not provide for any such reduction.  In addition, under certain circumstances the Company is required under the Restated Agreements to provide a gross up to the executives for any excise taxes the executives would be required to pay with respect to any payments or benefits from the Company.  The Restated Severance Agreements are also intended to comply with the requirements of Section 409A of the Internal Revenue Code.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 29, 2008	CARLISLE COMPANIES INCORPORATED

By:	/s/ Steven J. Ford
Steven J. Ford, Vice President
and Chief Financial Officer